Exhibit 10.3

                          NATIONAL HEALTHCARE ALLIANCE

                         3155 E. Patrick Lane, Suite 1
                          Las Vegas Nevada, 89120-3481


                                October 12, 2007

                              Consulting Agreement

National HealthCare Alliance Inc. (company( agrees to hire Berman Investment Group, Inc LLC (consultant) to assist the company in the acquisition of Berman marketing, Inc. (BMG) specifically the following.

1. Consultant will assist company in changing it's name from national HealthCare Alliance, Inc. to Berman Holdings,

2. Consultant will assist company in obtaining a new stock symbol for National HealthCare Alliance.

3. Consultant will pay Bruce Barton who acted as a finder $85,000 owed to him by consultant for introducing company and BMG.

Upon successful completion of the above the company will reimburse consultant the $85,000 it paid to Bruce Barton. If any of the above does not take place there will be no compensation due consultant.


Agreed Company,



/s/ Bruce A Berman
Bruce A Berman President
National HealthCare Alliance, Inc.

Agreed Consultant,



/s/ Bruce A Berman
Berman Investment Group LLC, Inc